Exhibit 99.1

Finish Line Reports Fourth Quarter and Full Fiscal Year 2015 Results

INDIANAPOLIS, March 27, 2015 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the fourth quarter and fiscal year 2015, representing the thirteen and fifty-two weeks ended February 28, 2015.

For the thirteen weeks ended February 28, 2015:

●	Consolidated net sales were $551.3 million, an increase of 6.3% over the prior year period.

●	Finish Line comparable store sales increased 2.6%.

●	On a GAAP basis, diluted earnings per share were $0.87.

●	Non-GAAP diluted earnings per share, which excludes the impact of impairment charges and store closing costs were $0.88.

For the fifty-two weeks ended February 28, 2015:

●	Consolidated net sales were a record $1.82 billion, an increase of 9.0% over the prior year.

●	Finish Line comparable store sales increased 3.2%.

●	On a GAAP basis, diluted earnings per share increased 9.0% over the prior year to $1.70.

●	Non-GAAP diluted earnings per share, which excludes the impact of impairment charges and store closing costs, employee resignation costs, and the recognition of a one-time tax benefit were $1.67.

“Our fourth quarter results, especially for our core business, represent a solid finish to a disappointing year,” said Glenn Lyon, Chairman and Chief Executive Officer of Finish Line. “We quickly reduced expenses and gained better leverage to deliver earnings ahead of plan. At the same time, we made progress rebalancing our inventory to better align with customer demand. While there is still work to be done to achieve operational excellence throughout the Company, we have a sound plan in place to improve profitability and continue our long track record of returning increased value to our shareholders.”

Balance Sheet

As of February 28, 2015, consolidated merchandise inventories increased 13.2% to $344.4 million compared to $304.2 million as of March 1, 2014.

The company repurchased 0.7 million shares of common stock in the fourth quarter, totaling $15.9 million. For the full year, Finish Line repurchased 2.7 million shares totaling $68.1 million. The Board has authorized a new 5 million share repurchase plan. The new plan will commence upon completion of the current plan which has 1.2 million shares remaining.

As of February 28, 2015, the company had no interest-bearing debt and $148.2 million in cash and cash equivalents, compared to $229.1 million as of March 1, 2014.

Outlook

For the fiscal year ending February 27, 2016, Finish Line expects comparable store sales to be up in the low single to mid single digit range and earnings per share to increase in the low single to mid single digit range over fiscal year 2015 non-GAAP diluted earnings per share of $1.67.

Q4 Fiscal 2015 Conference Call Today, March 27, 2015 at 8:30 a.m.

The company will host a conference call for investors today, March 27, 2015, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #1414984. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #1414984. This recording will be made available through Monday, April 27, 2015. The replay will also be accessible online at www.finishline.com.

Annual Meeting July 16, 2015

The company’s Board of Directors has established July 16, 2015 as the date of the 2015 annual meeting of shareholders, with May 15, 2015 as the record date for this meeting.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures, including gross profit, selling, general and administrative expenses, operating income, income tax expense, net income attributable to The Finish Line, Inc. and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has approximately 1,030 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish Line also operates the Running Specialty Group. This includes 76 specialty running stores in 17 states and the District of Columbia under The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit, VA Runner, Capital RunWalk, Richmond  RoadRunner, Garry Gribble’s Running Sports, Run Colorado, Raleigh Running Outfitters, Striders, Indiana Running Company and JackRabbit Sports banners. More information is available at www.run.com or www.boulderrunningcompany.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,”

“should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	February 28, 2015	March 1, 2014	February 28, 2015	March 1, 2014
	(Unaudited)	(Unaudited	(Unaudited)

Net sales	$551,347	$518,872	$1,820,586	$1,670,410
Cost of sales (including occupancy costs)	363,298	332,609	1,236,783	1,122,967
Gross profit	188,049	186,263	583,803	547,443
Selling, general and administrative expenses	123,754	117,668	459,455	424,571
Impairment charges and store closing costs	763	1,557	3,918	2,767
Operating income	63,532	67,038	120,430	120,105
Interest (expense) income, net	(21)	10	(15)	37
Gain on sale of investment	—	2,076	—	2,076
Income before income taxes	63,511	69,124	120,415	122,218
Income tax expense	23,078	26,370	40,673	47,166
Net income	40,433	42,754	79,742	75,052
Net loss attributable to redeemable noncontrolling interest	390	249	2,251	1,851
Net income attributable to The Finish Line, Inc.	$40,823	$43,003	$81,993	$76,903
Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.87	$0.87	$1.70	$1.56
Diluted weighted average shares	46,593	48,605	47,658	48,701
Dividends declared per share	$0.09	$0.08	$0.33	$0.29

Finish Line store activity for the period:
Beginning of period	642	658	645	645
Opened	1	—	10	22
Closed	(6)	(13)	(18)	(22)
End of period	637	645	637	645
Square feet at end of period			3,471,448	3,507,865
Average square feet per store			5,450	5,439
Branded shops within department stores activity for the period:
Beginning of period	397	181	185	3
Opened	—	5	213	183
Closed	(2)	(1)	(3)	(1)
End of period	395	185	395	185
Square feet at end of period			404,521	229,685
Average square feet per shop			1,024	1,242
Running Specialty store activity for the period:
Beginning of period	66	47	48	27
Acquired	5	2	20	15
Opened	—	—	3	7
Closed	—	(1)	—	(1)
End of period	71	48	71	48
Square feet at end of period			262,148	155,930
Average square feet per store			3,692	3,249

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	February 28, 2015	March 1, 2014	February 28, 2015	March 1, 2014
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	65.9	64.1	67.9	67.2
Gross profit	34.1	35.9	32.1	32.8
Selling, general and administrative expenses	22.4	22.7	25.3	25.4
Impairment charges and store closing costs	0.1	0.3	0.2	0.2
Operating income	11.6	12.9	6.6	7.2
Interest (expense) income, net	—	—	—	—
Gain on sale of investment	—	0.4	—	0.1
Income before income taxes	11.6	13.3	6.6	7.3
Income tax expense	4.2	5.1	2.2	2.8
Net income	7.4	8.2	4.4	4.5
Net loss attributable to redeemable noncontrolling interest	—	0.1	0.1	0.1
Net income attributable to The Finish Line, Inc.	7.4%	8.3%	4.5%	4.6%

	Condensed Consolidated Balance Sheets
	February 28, 2015	March 1, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$148,201	$229,079
Merchandise inventories, net	344,396	304,209
Other current assets	37,691	33,675
Property and equipment, net	274,360	223,182
Goodwill	34,719	25,608
Other assets, net	10,119	9,192
Total assets	$849,486	$824,945
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$197,128	$193,670
Deferred credits from landlords	29,143	27,658
Other long-term liabilities	33,481	19,659
Redeemable noncontrolling interest, net	90	1,774
Shareholders’ equity	589,644	582,184
Total liabilities and shareholders’ equity	$849,486	$824,945

The Finish Line, Inc.
Reconciliation of Gross Profit, GAAP to Gross Profit, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	February 28, 2015		March 1, 2014		February 28, 2015		March 1, 2014
Gross profit, GAAP	$188,049	34.1%	$186,263	35.9%	$583,803	32.1%	$547,443	32.8%
Start-up costs	—	—	—	—	—	—	5,758	0.3
Gross profit, Non-GAAP	$188,049	34.1%	$186,263	35.9%	$583,803	32.1%	$553,201	33.1%

Reconciliation of Selling, General and Administrative Expenses, GAAP to
Selling, General and Administrative Expenses, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	February 28, 2015		March 1, 2014		February 28, 2015		March 1, 2014
Selling, general and administrative expenses, GAAP	$123,754	22.4%	$117,668	22.7%	$459,455	25.3%	$424,571	25.4%
Employee resignation costs	—	—	—	—	(842)	(0.1)	—	—
Start-up costs	—	—	—	—	—	—	(2,202)	(0.1)
Selling, general and administrative expenses, Non-GAAP	$123,754	22.4%	$117,668	22.7%	$458,613	25.2%	$422,369	25.3%

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	February 28, 2015		March 1, 2014		February 28, 2015		March 1, 2014
Operating income, GAAP	$63,532	11.6%	$67,038	12.9%	$120,430	6.6%	$120,105	7.2%
Impairment charges and store closing costs	763	0.1	1,557	0.3	3,918	0.2	2,767	0.2
Employee resignation costs	—	—	—	—	842	0.1	—	—
Start-up costs	—	—	—	—	—	—	7,960	0.4
Operating income, Non-GAAP	$64,295	11.7%	$68,595	13.2%	$125,190	6.9%	$130,832	7.8%

Reconciliation of Income Tax Expense, GAAP to Income Tax Expense, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	February 28, 2015		March 1, 2014		February 28, 2015		March 1, 2014
Income tax expense, GAAP	$23,078	4.2%	$26,370	5.1%	$40,673	2.2%	$47,166	2.8%
Tax affect of:
Impairment charges and store closing costs	293	—	601	0.1	1,508	0.1	1,074	0.1
Employee resignation costs	—	—	—	—	324	—	—	—
Start-up costs	—	—	—	—	—	—	3,109	0.2
Gain on sale of investment	—	—	(802)	(0.2)	—	—	(802)	(0.1)
One-time tax benefit	—	—	—	—	4,313	0.3	—	—
Income tax expense, Non-GAAP	$23,371	4.2%	$26,169	5.0%	$46,818	2.6%	$50,547	3.0%

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to
Net Income Attributable to The Finish Line, Inc., Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	February 28, 2015		March 1, 2014		February 28, 2015		March 1, 2014
Net income attributable to The Finish Line, Inc., GAAP	$40,823	7.4%	$43,003	8.3%	$81,993	4.5%	$76,903	4.6%
Impairment charges and store closing costs, net of income taxes*	470	0.1	956	0.2	2,354	0.2	1,693	0.1
Employee resignation costs, net of income taxes	—	—	—	—	518	—	—	—
Start-up costs, net of income taxes	—	—	—	—	—	—	4,851	0.3
Gain on sale of investment, net of income taxes**	—	—	(962)	(0.2)	—	—	(962)	(0.1)
One-time tax benefit	—	—	—	—	(4,313)	(0.3)	—	—
Net income attributable to The Finish Line, Inc., Non-GAAP	$41,293	7.5%	$42,997	8.3%	$80,552	4.4%	$82,485	4.9%

* Net of decrease to net loss attributable to redeemable noncontrolling interest for the fifty-two weeks ended February 28, 2015 related to impairment charges of $56.

** Net of increase to net loss attributable to redeemable noncontrolling interest related to gain on sale of investment of $312.

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	February 28, 2015	March 1, 2014	February 28, 2015	March 1, 2014
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.87	$0.87	$1.70	$1.56
Impairment charges and store closing costs, net of income taxes and redeemable noncontrolling interest	0.01	0.02	0.05	0.03
Employee resignation costs, net of income taxes	—	—	0.01	—
Start-up costs, net of income taxes	—	—	—	0.10
Gain on sale of investment, net of income taxes and redeemable noncontrolling interest	—	(0.02)	—	(0.02)
One-time tax benefit	—	—	(0.09)	—
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.88	$0.87	$1.67	$1.67

Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914